Exhibit 10.1

Domtar Corporation Annual Incentive Plan:

Management Committee Members

Purpose

The purposes of the Domtar Corporation Annual Incentive Plan for Management Committee Members (the “Plan”) is to enable Domtar Corporation or any of its Subsidiaries (the “Company”) to attract, retain, motivate and reward employees by providing them with the opportunity to earn competitive compensation directly linked to the Company’s performance.

Plan Eligibility

Any Management Committee Member of the Company (the “Participant”) is eligible to be a participant in the Plan.

Performance Period

The Board will designate each fiscal year, or another period, as the performance period, so long as such period does not exceed one year (the “Performance Period”).

Performance Criteria

Typically, within 90 days after each Performance Period begins, the Board shall establish the performance objective or objectives that must be satisfied in order for a Participant to receive a bonus award for such Performance Period.

When establishing performance objectives for a Performance Period, the Board may exclude any or all “unusual or infrequently occurring items” as determined under U.S. generally accepted accounting principles and as identified in the financial statements, notes to the financial statements or management’s discussion and analysis in the annual report, including, without limitation, the charges or costs associated with closures and restructurings of the Company, discontinued operations, unusual or infrequently occurring items, capital gains and losses, other unusual, infrequently occurring or non-recurring items, and the cumulative effects of accounting changes.

The Board may also adjust the performance objectives for any Performance Period as it deems equitable in recognition of unusual, infrequently occurring or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Board may determine (including, without limitation, any adjustments that would result in the Company paying non-deductible compensation to a Participant).

Timing of Payout

Any bonus amount determined under this Plan shall be paid in cash to each Participant as soon as practicable after the Board certifies that one or more of the applicable performance objectives have been attained (or after the Board determines the amount of any such bonus based on negative discretion) and in any event within two and a half months of the end of the fiscal year in which the Performance Period ends.

Maximum Amount Payable

If the Board certifies in writing that the performance objectives established for the relevant Performance Period have been satisfied, and subject to the following section (Termination of Employment), each Participant who is employed by the Company on the last day of the Performance Period for which the bonus is payable shall be entitled to receive an annual bonus up to such maximum amount as shall be determined by the Board. If a Participant’s employment terminates for any reason other than resignation

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Domtar Corporation Annual Incentive Plan:

Management Committee Members

or for Cause prior to the last day of the Performance Period for which the bonus is payable, the maximum bonus payable to such Participant under the preceding sentence shall be multiplied by a fraction, the numerator of which is the number of days that have elapsed during the Performance Period in which the termination occurs prior to and including the date of the Participant’s termination of employment and the denominator of which is the total number of days in the Performance Period.

Termination of Employment

Unless otherwise prohibited by law or otherwise determined by the Board at the time the performance criteria are selected for a particular Performance Period, if a Participant’s employment terminates for any reason other than death, Disability or Retirement prior to the date on which the bonus is paid, then such Participant shall not earn and shall forfeit all rights to any and all bonuses which have not yet been paid under the Plan. Notwithstanding the foregoing, the Board, in its discretion, may waive the provisions of the preceding sentence in whole or in part, and has exercised such discretion by way of the Company’s Severance Program for Management Committee Members.

If a Participant’s employment terminates as a result of death, Disability or Retirement, then the Board will grant payment of a full or partial bonus with regard to the entirety or portion of the Performance Period worked.

Other Administrative Features

Plan Administration. The Board shall administer and interpret the Plan. The Board shall establish the performance objectives for any fiscal year or other Performance Period determined by the Board and certify whether such performance objectives have been obtained. Any determination made by the Board under the Plan shall be final and conclusive.

Effectiveness of the Plan. The Plan shall be effective as of January 1, 2022, upon its approval by the Board.

Negative Discretion. Notwithstanding any other provision in the Plan, the Board shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant based on individual performance or any other factors that the Board, in its discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount payable authorized under the Plan.

Amendment and Termination. The Board may at any time amend, suspend, discontinue, or terminate the Plan.

Compensation Clawbacks. The Company may cancel or reduce, or require a Participant to forfeit and disgorge to the Company or reimburse the Company for, any bonus awards granted or paid under the Plan, to the extent permitted or required by, or pursuant to any Company policy implemented as required by applicable law or regulation as from time to time may be in effect

Change in Control. In the event of a Change in Control, the annual bonus payable with respect to the fiscal year in which the Change in Control occurs shall not be less than the bonus amount accrued on the books and records of the Company as of the date of the Change in Control.

In Case of Death. If the Participant dies during the plan year and is eligible for a bonus payment, the estate of the Participant will receive the payment.

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Domtar Corporation Annual Incentive Plan:

Management Committee Members

No Right of Continued Employment. Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company.

No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any awards made under the Plan. No employee, estate or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

Non-alienation of Benefits. Except as expressly provided herein, no Participant or estate shall have the power or right to transfer, anticipate, or otherwise encumber the Participant’s interest under the Plan. The Company’s obligations under this Plan are not assignable or transferable except to (i) a corporation which acquires all or substantially all of the Company’s assets or (ii) any corporation into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant’s beneficiaries; heirs, executors, administrators or successors in interest.

Withholding. Any amount payable to a Participant or aa estate under this Plan shall be subject to any applicable Federal, state/province and local income and employment taxes and any other amounts that the Company is required at law to deduct and withhold from such payment.

Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to the principles of conflict of laws.

Definitions

“Board” means the Board of Directors of Domtar Corporation.

“Cause” shall have the meaning set forth in the Long-Term Incentive Plan.

“Change in Control” shall have the meaning set forth in the Long-Term Incentive Plan.

“Disability” shall have the meaning set forth in the Long-Term Incentive Plan.

“Long-Term Incentive Plan” means the Domtar Corporation Long-Term Incentive Plan.

“Retirement” shall have the meaning set forth in the Long-Term Incentive Plan.

“Subsidiary” means any business entity in which Domtar Corporation possesses, directly or indirectly, 50% or more of the total combined equity interests.

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